UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2006

SWANK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5354	04-1886990
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

90 Park Avenue
New York, New York	10016

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code)  (212) 867-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On August 28, 2006, Swank, Inc. (the “Company”) and Wells Fargo Foothill, Inc. (the “Lender”) entered into a Fifth Amendment (the “Amendment”) to the Loan and Security Agreement dated as of June 30, 2004 (as amended to date, the “Loan Agreement”) between the Company and the Lender. Under the Loan Agreement the Company may borrow revolving loans and obtain the issuance of letters of credit for its account for the period ending on June 30, 2009, subject to earlier termination by the Company or the Lender on the terms and conditions set forth in the Loan Agreement. The Amendment, among other things, increases to $28,000,000 the maximum aggregate amount of revolving loans that may be borrowed by the Company during the period from September 1, 2006 through December 31, 2006.

        The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Report on Form 8-K as Exhibit 10.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

Exhibit No.	Description

10.01	Fifth Amendment dated as of August 28, 2006 to Loan and Security Agreement between the Company and the Lender.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2006	SWANK, INC.
By: /s/ Jerold R. Kassner
Jerold R. Kassner, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Fifth Amendment dated as of August 28, 2006 to Loan and Security Agreement between the Company and the Lender.